Exhibit 99.1
Press Release
FOR IMMEDIATE RELEASE
ICAD REPORTS FIRST QUARTER FINANCIAL RESULTS
Conference Call to be Held Wednesday, May 4th at 10:00 a.m. Eastern Time
NASHUA, N.H. (May 3, 2011) — iCAD, Inc. (NASDAQ: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of cancer, today reported financial results for the first quarter of fiscal year 2011.
Total revenue for the three months ended March 31, 2011, was $7.3 million, compared to $6.5 million in the same period last year, an increase of $0.8 million or 13%.
Ken Ferry, President and CEO of iCAD, commented, “First quarter sales growth was led by the addition of the Axxent® eBx™ Electronic Brachytherapy System and higher service and supply revenue offset by softness in the digital mammography and film-based segments. We continued to advance our product development efforts with the introduction of SecondLook® Premier*, our next generation digital mammography computer-aided detection (CAD) system in Europe, and the presentation of positive data in support of the clinical utility of VeraLook® in virtual colonoscopy at a major European medical congress. In addition, we made significant progress with the integration of the Xoft business, which broadens our footprint in oncology and allows us to bring targeted technologies to cancer patients throughout the continuum of care, including detection, diagnosis, treatment and therapy monitoring.
“Our new products are beginning to gain market acceptance and traction as evidenced by the strong growth of our image analysis solutions for breast and prostate MRI. In the quarter, this growth underscored the success of our clinical marketing and medical education programs and also highlighted the positive response from clinicians to recently launched image analysis and workflow enhancements. We look forward to further penetrating these and new markets with our advanced MRI products, which offer a comprehensive quantitative image analysis for cancer detection, localization, staging, treatment planning and serial monitoring.
“The Axxent eBx System added over $1.3 million to our revenue during the quarter and we continue to believe that this innovative technology will be a significant growth engine for iCAD. In addition, we have made significant progress with the development of a new shielding product for the Axxent system for use in intraoperative radiation therapy. We plan to file a 510(k) application for the new product this month.

“Finally, we are particularly optimistic that the positive data from a recently published landmark clinical study comparing intraoperative radiation therapy (IORT) with traditional external beam radiation will be instrumental in obtaining a favorable reimbursement decision from the Centers for Medicare and Medicaid Services this summer. We believe such reimbursement, coupled with the positive clinical data, should be a catalyst for accelerating adoption of the Axxent system, resulting in a significant revenue growth opportunity for iCAD,” concluded Mr. Ferry.
First Quarter Financial Results
Revenue: Total revenue for the first quarter of 2011 was $7.3 million, a 13% increase compared with total revenue of $6.5 million for the first quarter of 2010, primarily the result of increased revenue from the Axxent eBx System offset by declines in the digital and film-based segments.

	Three Months Ended	Three Months Ended
	March 31, 2011	March 31, 2010	Growth
Digital & MRI revenue	$3,763	$4,165	(10)%
Film based revenue	517	1,046	(51)%
Electronic brachytherapy	960	—	—
Service & supply revenue	2,104	1,309	61%

Total revenue	$7,344	$6,520	13%
Gross Margin: Gross margin for the first quarter of 2011 was $5.6 million, or 76.2%, compared with $5.7 million, or 87.0% for the first quarter of 2010. The first quarter gross margin was impacted by the acquisition of Xoft, Inc., including a $228,000 amortization expense combined with additional manufacturing investments for the Axxent system.
Net Loss: For the first quarter of 2011, the Company posted a net loss of $4.2 million, or $0.08 per share, compared with a net loss of $1.2 million, or $0.03 per share in the first quarter of 2010. The $3.0 million increase in net loss was driven primarily by higher operating expenses related to the Xoft acquisition.
Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA was a loss of $2.3 million in the first quarter of 2011, compared to a loss of $300,000 in the first quarter of 2010.
Cash and Cash Flow: The Company ended the first quarter of 2011 with a cash and cash equivalents balance of $11.3 million and no long-term debt. For the first quarter ended March 31, 2011, net cash used by operations was $4.9 million.

Kevin C. Burns, Executive Vice President and CFO, said “iCAD is pursuing a significant growth opportunity that requires investment in the short term. While we continue to focus on increasing growth for our CAD product portfolio, we will also continue to make significant investments in the Axxent eBx System. The Company continues to make progress with the integration of Xoft and we are confident that our ongoing investments in expanding the sales and marketing efforts for this disruptive platform technology will provide significant growth opportunities for iCAD in the future.”
Financial Guidance
iCAD today adjusted financial guidance provided on December 17, 2010. The Company expects 2011 total revenue to be in the range of $32 million to $35 million, with a gross margin in the mid 70% range for fiscal year 2011. The Company intends to update guidance, as appropriate, on a quarterly basis going forward.
Use of Non-GAAP Financial Measures
In the Company’s earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, is included in this press release after the condensed consolidated financial statements. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.icadmed.com.
Conference Call
iCAD management will host an investment community conference call beginning at 10:00 a.m. Eastern time on Wednesday, May 4, 2011 to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by dialing 866-362-4820 (domestic) or 617-597-5345 (international) and entering passcode 70731575. The call will also be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.
A replay of the conference call will be accessible two hours after its completion through May 11, 2011 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 94609121. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.
*    Investigational Device. Limited by Federal Law to Investigational Use Only. Available Outside US.

About iCAD
iCAD, Inc. is an industry-leading provider of advanced image analysis and workflow solutions that enable healthcare professionals to better serve patients by identifying pathologies and pinpointing the most prevalent cancers earlier. iCAD offers a comprehensive range of high-performance, upgradeable Computer-Aided Detection (CAD) systems and workflow solutions for mammography, Magnetic Resonance Imaging (MRI) and Computed Tomography (CT). iCAD recently acquired Xoft, Inc., developer of the Axxent® eBx™ electronic brachytherapy system. Axxent uses non-radioactive miniaturized X-ray tube technology and is FDA-cleared for the treatment of early stage breast cancer, skin cancer and endometrial cancer. The Axxent System is also cleared for use in the treatment of other cancers or conditions where radiation therapy is indicated including Intraoperative Radiation Therapy (IORT). For more information, call (877) iCADnow or visit www.icadmed.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to defend itself in litigation matters, the Company’s ability to identify a replacement for the Axxent FlexiShield Mini, the risks relating to the Company’s acquisition of Xoft including, the expected benefits of the acquisition may not be achieved in a timely manner, or at all; the Xoft business operations may not be successfully integrated with iCAD’s and iCAD may be unable to achieve the expected synergies, business and strategic objectives following the transaction, the risks of uncertainty of patent protection; the impact of supply and manufacturing constraints or difficulties; product market acceptance; possible technological obsolescence; increased competition; customer concentration; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “anticipate”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.
For Investor Relations, contact Kevin Burns of iCAD, Inc. at 937-431-7967 or via email at
kburns@icadmed.com or Anne Marie Fields of Lippert/Heilshorn & Associates, Inc.
at 212-838-3777 or via email at afields@lhai.com
For media inquiries, contact Liza Heapes of MSL Boston
at 617-369-8787 or via e-mail at liza.heapes@mslgroup.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$11,312	$16,269
Trade accounts receivable, net of allowance for doubtful accounts of $50 in 2011 and 2010	4,075	3,389
Inventory, net	3,074	3,489
Prepaid expenses and other current assets	680	581

Total current assets	19,141	23,728

Property and equipment, net of accumulated depreciation	2,555	2,774

Other assets:
Deposits	620	675
Intangible assets, net of accumulated amortization	18,631	21,165
Goodwill	47,365	45,689

Total other assets	66,616	67,529

Total assets	$88,312	$94,031

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,556	$2,500
Accrued expenses	3,748	5,521
Deferred rent	390	381
Deferred revenue	4,781	4,906

Total current liabilities	11,475	13,308

Contingent consideration liability	4,900	5,000
Long-term deferred rent	316	402
Long-term deferred revenue	1,601	961
Long-term settlement costs	686	1,135
Other long-term liabilities	83	15

Total liabilities	19,061	20,821

Stockholders’ equity:
Preferred stock, $.01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $.01 par value: authorized 85,000,000 shares; issued 54,551,140 in 2011 and 54,383,747 in 2010; outstanding 54,483,264 in 2011 and 54,315,871 in 2010	545	544
Additional paid-in capital	163,342	163,101
Accumulated deficit	(93,686)	(89,485)
Treasury stock at cost (67,876 shares)	(950)	(950)

Total stockholders’ equity	69,251	73,210

Total liabilities and stockholders’ equity	$88,312	$94,031

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended	Three Months Ended
	March 31, 2011	March 31, 2010

Revenue
Products	$5,217	$5,212
Service and supplies	2,127	1,309

Total revenue	7,344	6,521

Cost of revenue
Products	1,440	667
Service and supplies	309	180

Total cost of revenue	1,749	847

Gross margin	5,595	5,674

Operating expenses:
Engineering and product development	2,776	1,556
Marketing and sales	4,190	2,833
General and administrative	2,804	2,486

Total operating expenses	9,770	6,875

Loss from operations	(4,175)	(1,201)

Interest (expense) income — net	(26)	18

Net loss	$(4,201)	$(1,183)

Net loss per share:
Basic and Diluted	$(0.08)	$(0.03)

Weighted average number of shares used in computing loss per share:
Basic and diluted	54,365,955	45,686,285

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures”.
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”
(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	March 31, 2011	March 31, 2010
GAAP net loss	$(4,201)	$(1,183)
Add: Interest (expense) income — net	26	(18)
Add: Stock-based compensation expense	268	483
Add: Depreciation	295	126
Add: Amortization of purchased intangibles	524	292
Add: Xoft acquisition and other related expenses	784	—

Non-GAAP Adjusted EBITDA	$(2,304)	$(300)

Explanation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net loss before provision for income taxes, Xoft acquisition and other related expenses, total other (income) expense, stock-based compensation expense, acquisition and other related expense, depreciation and amortization, and amortization of purchased intangibles. Management considers this non-GAAP financial measure to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.
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